EXHIBIT 10(b)(i)


                               FIRST AMENDMENT
                                   TO THE
                      MCDONALD'S PROFIT SHARING PROGRAM


       The McDonald's Profit Sharing Program, as amended and restated effective January 1, 1996 (the "Plan"), is hereby amended, effective November 1, 1996, as follows:

                                      I

       A new Section 10.24 shall be added to the Plan to read as follows:

       10.24. Anything herein to the contrary notwithstanding, a Participant who is subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act") may not engage in any one or more of the following transactions involving Company Stock if he has engaged in an opposite way transaction, as defined below, involving Company Stock within the preceding seven months:

            (a)  Investment elections into or out of Company Stock;

            (b) Age diversification elections of amounts invested in Company Stock under the McDESOP or Leveraged ESOP portions of the Program; and

            (c) Cash withdrawals during employment of amounts invested in Company Stock under the Investment Savings, Rollover, Stock Sharing or any other portions of the Program.

  For purposes of this Section 10.24,

            (i) a Participant's investment election which results in a transfer of assets credited to his Account into a McDonald's Common Stock Fund, on the one hand, and

            (ii) his election (x) to take a cash withdrawal from one or more Accounts invested in Company Stock, (y) to have assets in his Accounts transferred from Company Stock to another investment option available under the Program and (z) to make an age diversification election with respect to his Accounts in the McDESOP or Leveraged ESOP portions of the Program, on the other hand, are opposite way transactions.

       In addition to the foregoing, the Committee may establish such rules and procedures, applicable to Participants who are subject to Section 16 of the 1934 Act, as are necessary or desirable to prevent the occurrence of opposite way transactions or of other circumstances which might create liabilities under Section 16(b) of the 1934 Act, provided that such rules and procedures are not inconsistent with the provisions of the Internal Revenue Code applicable to the Program.

                                     II

       Except as herein amended, the Plan shall remain in full force and effect.